As filed with the Securities and Exchange Commission on September 27, 1996

                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                            Tredegar Industries, Inc.
             (Exact name of Registrant as specified in its charter)

    VIRGINIA                                            54-1497771
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              1100 Boulders Parkway
                            Richmond, Virginia 23225
                    (Address of principal executive offices)
                               -------------------

                  TREDEGAR INDUSTRIES, INC. 1996 INCENTIVE PLAN
                            (Full title of the plan)
                               -------------------

                    Norman A. Scher, Executive Vice President
                       Nancy M. Taylor, Corporate Counsel
                            Tredegar Industries, Inc.
                              1100 Boulders Parkway
                            Richmond, Virginia 23225
                                 (804) 330-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                          C. Porter Vaughan, III, Esq.
                                Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219


                         CALCULATION OF REGISTRATION FEE
 ==============================================================================
                                    Proposed           Proposed
 Title of                            maximum           maximum
securities        Amount            offering          aggregate      Amount of
   to be           to be            price per         offering      registration
registered      registered           share              price            fee
- --------------------------------------------------------------------------------
Common Stock     450,000          $33.6875(*)       $15,159,375       $5,227.37
===============================================================================
*Estimated solely for the purpose of determining the Registration Fee and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on September 26, 1996, as reported in The Wall Street Journal.



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Tredegar Industries, Inc. (the "Company") with the Commission (file No. 1-10258) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and (iv) the Company's Form 10, as amended, dated May 17, 1989, containing a description of the Company's Common Stock (the "Common Stock").

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the Virginia Stock Corporation Act, the Amended and Restated Articles of Incorporation of the Company (the "Articles") eliminate all liability of the Company's directors and officers for monetary damages to the Company or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in the event of willful misconduct or a knowing violation of the criminal law.

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Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1      Amended  and  Restated   Articles  of   Incorporation  of  the  Company
         (incorporated herein by reference from Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1989).

4.2 Bylaws of the Company (incorporated herein by reference from Exhibit 3 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2     Consent of Coopers & Lybrand L.L.P.

24       Powers of Attorney (contained herein).


Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                           (i)      To  include  any  prospectus   required   by
                                    Section 10(a)(3) of the  Securities  Act  of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               POWERS OF ATTORNEY

         Each person whose signature appears below hereby authorizes each of the agents for service named in the Registration Statement, as attorney-in-fact, to sign on his or her behalf individually and in each capacity stated below and to file all amendments, including any post-effective amendment, to the Registration Statement and Tredegar Industries, Inc. hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 20th day of September, 1996.

                                      TREDEGAR INDUSTRIES, INC.


                                      By /s/ John D. Gottwald
                                        John D. Gottwald, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of September, 1996.

     Signature                                    Title


/s/ John D. Gottwald            President and Director
   (John D. Gottwald)           (Principal Executive Officer)

/s/ N. A. Scher                 Executive Vice President, Treasurer and Director
   (Norman A. Scher)            (Principal Financial Officer)

/s/ D. Andrew Edwards           Corporate Controller
   (D. Andrew Edwards)          (Principal Accounting Officer)

/s/ Austin Brockenbrough, III   Director
   (Austin Brockenbrough, III)

/s/ Phyllis Cothran             Director
   (Phyllis Cothran)

/s/ Richard W. Goodrum          Director
   (Richard W. Goodrum)

/s/ Bruce C. Gottwald           Director
   (Bruce C. Gottwald)

/s/ Floyd D. Gottwald, Jr.      Director
   (Floyd D. Gottwald, Jr.)

/s/ Andre B. Lacy               Director
   (Andre B. Lacy)

/s/ Emmett J. Rice              Director
   (Emmett J. Rice)

                                  EXHIBIT INDEX



Exhibit No.    Description                                         Sequentially
                                                                    Number Page
4.1            Amended and  Restated  Articles of  Incorporation  of the Company
               (incorporated herein by reference from Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December
               31,  1989).

4.2 Bylaws of the Company (incorporated herein by reference from Exhibit 3 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2           Consent of Coopers & Lybrand L.L.P.

24              Powers of Attorney (contained herein).

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